Exhibit 10.2

Jacobs Engineering Group Inc.

Global Employee Stock Purchase Plan

(As Amended and Restated on January 19, 2017)

1. Purpose of the Plan

This Global Employee Stock Purchase Plan is intended to advance the interests of Jacobs Engineering Group Inc. by encouraging stock ownership by employees of Jacobs Engineering Group Inc. and certain subsidiaries of Jacobs Engineering Group Inc., who are located outside of the United States. Although this Plan incorporates certain Code Section 423 limitations, it is not intended to qualify as an “employee stock purchase plan” under Code Section 423.

2. Definitions

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Administrator” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed by the Committee to act as the agent of the Employer and of the Participants under the Plan from time to time.

(c) “Addendum or Addenda” shall mean, individually and collectively, the appendices hereto and such other additional appendices as may be added to this Plan at the discretion of the Committee. Each appendix will govern the operation of the Plan in respect of the Designated Subsidiaries in the countries named in the appendix and will be considered part of the Plan. Unless otherwise stated, the applicable appendix for the country will govern the operation of the Plan in that country and to that extent the appendix will override other parts of this Plan in the event of a conflict.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Closing Value” shall mean, as of a particular date, the value of a Share determined by:

(i) the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange, or such other established stock exchange or national market system on which the Shares are listed or traded, for the day for which the Closing Value is to be determined.

(ii) such other valuation method as required under the applicable Local Law.

In the event that the foregoing valuation method is not practicable, the “Closing Value” shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

(f) “Code” shall mean the United States Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law in the United States.

(g) “Committee” shall mean the Board, a designated committee thereof, or the person(s) or entity delegated the responsibility of administering the Plan.

(h) “Company” shall mean Jacobs Engineering Group Inc., including any successor thereto.

(i) “Compensation”, shall mean, unless otherwise required by the applicable Local Law, regular fixed basic gross compensation.

“Compensation” does not include, unless otherwise required by the applicable Local Law:

(i) any bonus, overtime payment, contribution to an employee benefit plan or other similar payment or contribution;

(ii) amounts realized from the exercise, sale, exchange or other disposition of a stock option or sale, exchange or other disposition of a stock acquired under a stock option;

(iii) amounts realized from restricted stock, restricted stock units or other equity compensation awards;

(iv) moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, lunch vouchers, house allowances, and other allowances that receive special tax benefits, other extraordinary compensation, including tax “gross-up” payments, and imputed income from other employer-provided benefits; and

(v) other amounts that receive special tax benefits, such as, but not limited to, premiums for group term life insurance or contributions made by the Employer (whether or not under salary reduction agreement) or mandatory payments made by the Employer to the Employee under Local Law.

(j) “Designated Subsidiaries” shall mean those Subsidiaries whose Employees have been designated in accordance with Section 18, as eligible to participate in the Plan.

(k) “Election Period” shall mean the period during which Participants in the Plan authorize payroll deductions or provide alternative contributions to fund the purchase of Shares on their behalf under the Plan pursuant to the right to purchase Shares granted to them hereunder. Alternative contributions for the purpose of this Plan shall mean payment of contributions to fund the purchase of Shares under the Plan pursuant to the right to purchase Shares granted to the Participants hereunder through such other means as authorized by the Committee, including, but not limited to, personal checks of the Participants. As determined by the Committee, Election Periods may vary from country to country, or from Designated Subsidiary to Designated Subsidiary.

(l) “Eligible Employee” shall mean, subject to the applicable Local Law, an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become Subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, at the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to its affiliation with the Company or the Designated Subsidiary.

The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

(i) Unless otherwise required by the applicable Local Law, Employees whose customary employment is less than 20 hours per week or who are employed for less than five months in any calendar year;

(ii) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period, including Employees who are on disability, or leave of absence;

(iii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

(iv) Employees who are subject to Section 16(a) of the 1934 Act; and

(v) Employees who are eligible to participate or who participate in the Company’s 1989 Employee Stock Purchase Plan.

(m) “Employee” shall be limited to the following individuals, subject to the applicable Local Law:

(i) an individual who is a regular full time or part time employee of the Employer as defined under the applicable Local Law;

(ii) an individual whose work schedule is normally included in the authorized staffing targets and budget of the Employer; and

(iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need.

Unless otherwise required by the applicable Local Law, Employee shall not include unionized employees as defined by the regular practices of the Employer.

(n) “Employer” means, individually and collectively, the Company, a Designated Subsidiary and the Designated Subsidiaries.

(o) “Enrollment Period” shall mean the period immediately preceding the Election Period that is designated by the Committee in its discretion as the period during which an Eligible Employee may elect to participate in the Plan.

(p) “Holding Period” shall mean the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant’s Plan Account. Unless otherwise required by the applicable Local Law or specified in the Addendum, there is no Holding Period for the purposes of this Plan.

(q) “Local Law” shall mean the laws of the jurisdiction in which the Employer is incorporated or located or where the Employee or Participant is employed or resides including but not limited to the securities regulatory body requirements and the taxation requirements of that same jurisdiction.

(r) “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and currently in effect, or any successor body of federal securities law in the United States.

(s) “Participant” shall mean any Eligible Employee who has elected to participate in the Plan for an Election Period by authorizing payroll deductions or by making alternative contributions and following all applicable procedures established by the Committee during the Enrollment Period for such Election Period.

(t) “Plan” shall mean this Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan (as Amended and Restated on January 19, 2017).

(u) “Plan Account” shall mean the individual account established for each Participant for purposes of accounting for and/or holding each Participant’s payroll deductions, alternative contributions, Shares, etc. The Plan Account may be a bookkeeping account or a brokerage account, or such other account as determined by the Committee.

(v) “Plan Year” shall mean the period of twelve (12) calendar months commencing on September 1 each year or such other period as determined by the Committee.

(w) “Purchase Period” shall mean a period within an Election Period of such duration and commencing on such date as the Committee may, in its absolute discretion, approve.

(x) “Purchase Price” shall mean, for each Share purchased in accordance with Paragraph 9 hereof, an amount equal to ninety-five percent (95%) of the Closing Value of a Share on the last Trading Day in a Purchase Period.

(y) “Shares” means shares of common stock, par value $1.00 per share, of the Company.

(z) “Subsidiary” shall mean a corporation or other entity, domestic or foreign, controlled directly or indirectly by the Company (except for the U.K. in which this term shall mean a corporation or other entity, domestic or foreign, of which more than fifty percent (50%) ownership of the voting shares are held by the Company or a Subsidiary) whether or not such corporation or other entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(aa) “Trading Day” shall mean a day on which The New York Stock Exchange is open for trading.

3. Participation

Participation in the Plan is voluntary. All Eligible Employees of an Employer satisfying the applicable requirements of the Plan will be entitled to participate in the Plan.

4. Enrollment and Election Periods

(a) Enrolling in the Plan . To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Election Period will take place during the Enrollment Period for such Election Period. The Committee shall designate the initial Enrollment Period and each subsequent Enrollment Periods and the Election Periods to which each Enrollment Period relates. Participation in the Plan with respect to any one or more of the Election Periods shall neither limit nor require participation in the Plan for any other Election Period.

(b) The Election Period . Any Employee who is an Eligible Employee and who desires to be granted rights to purchase Shares hereunder must enroll, in accordance with the procedures established by the Committee, during an Enrollment Period. Such authorization shall be effective for the Election Period immediately following such Enrollment Period.

The duration of an Election Period shall be determined by the Committee prior to the Enrollment Period; provided, however, that if the Committee terminates the Plan during an Election Period, pursuant to its authority in Paragraph 17 of the Plan, such Election Period and any associated Purchase Period shall be deemed to end on the date the Plan is terminated. The termination of the Plan and the Election Period shall end the Participant’s rights to contribute amounts to the Plan or continue participation in the Election Period. The date of termination of the Plan shall be deemed to be the final day of a Purchase Period for the purposes of determining the Purchase Price under the Purchase Period and all amounts contributed during the Purchase Period will be used as of such termination date to purchase Shares in accordance with the provisions of Paragraph 8 of this Plan or alternatively, at the sole discretion of the Committee, refunded in cash without interest or with interest where required under the applicable Local Law.

The Committee may designate one or more Election Periods during each Plan Year during the term of this Plan. Any such Election Period may commence and end in different Plan Years. On the first day or the first Trading Day of each Election Period, as determined by the Committee, each Participant shall be granted a right to purchase Shares under the Plan. Each right granted hereunder shall expire at the end of the Election Period for which it was granted. In no event may a right granted hereunder be exercised later than the period of time specified in section 423(b)(7)(B) of the Code. Except as otherwise provided in Paragraph 9, a right to purchase Shares granted under the Plan shall be treated as exercised on the last Trading Day of each Election Period.

(c) Changing Enrollment . The offering of Shares pursuant to rights granted under the Plan shall occur only during an Election Period and shall be made only to Participants.

Once enrolled, a Participant shall continue to participate in the Plan for each successive Election Period (s) until he or she terminates his or her participation by revoking his or her payroll deduction authorization or by revoking his or her alternative contribution authorization or not contributing his or her alternative contributions or ceases to be an Eligible Employee;

Once a Participant has elected to participate under the Plan, that Participant’s payroll deduction authorization or alternative contribution authorization shall apply to all subsequent Election Periods unless and until the Participant ceases to be an Eligible Employee or the Participant changes or terminates said authorization.

Unless otherwise required by the applicable Local Law, or otherwise determined by the Committee, if a Participant desires to change his or her rate of contribution during an Election Period such change shall be effective for the next Election Period and only if such change is made by the Participant by giving a notice to the Company in the manner established by the Committee.

5. Term of Plan

This Plan was established September 1, 2001, and will terminate on January 19, 2020.

6. Number and Type of Shares to Be Made Available Under The Plan

Subject to adjustment as provided in Paragraph 16 hereof, the total number of Shares made available for purchase by Participants granted rights which are exercised under Paragraph 9 hereof is one million three-hundred fifty thousand (1,350,000) Shares, which may consist of authorized but unissued shares, treasury shares, or shares purchased by the company in the open market. The provisions of Paragraph 9(d) shall control in the event the number of Shares covered by rights which are exercised for any Purchase Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Paragraph 17 hereof), or shall be terminated in accordance with Paragraph 17 hereof.

7. Use of Funds

All payroll deductions or alternative contributions received or held by an Employer under the Plan will be used to purchase Shares in accordance with the provisions of this Plan. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll deductions or alternative contributions made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants, unless otherwise required under the applicable Local Law. Administrative expenses of the Plan shall be allocated to each Participant’s Plan Account unless the Employer pays such expenses.

8. Amount of Contribution; Method of Payment

(a) Payroll Deduction or Alternative Contribution . Except as otherwise specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll deduction or alternative contribution. Unless otherwise authorized by the Committee, the minimum payroll deduction or alternative contribution permitted shall be an amount equal to two percent (2%) of a Participant’s Compensation and the maximum payroll deduction or alternative contribution shall be an amount equal to fifteen percent (15%) of a Participant’s Compensation. In any event, the total payroll deduction or alternative contribution permitted to be made by any Participant in any calendar year shall be limited to the sum of legal currency equivalent of U.S. $25,000 as specified under Section 423(b)(8)(C), or such other amount as Section 423(b)(8)(C) of the Code, or any successor section, may hereafter allow. The actual percentage of Compensation to be deducted or contributed shall be specified by a Participant in his or her authorization to participate in the Plan. Unless otherwise authorized by the Committee, Participant may not deposit any separate cash payments into their Plan Accounts.

Payroll deductions will commence with the first payroll issued during the Election Period and will, except as otherwise provided herein, continue with each payroll throughout the entire Election Period, except for pay periods for which such Participant receives no Compensation. A pay period which ends at such time that it is administratively impracticable to credit any payroll for such pay period to the then current Election Period will be credited in its entirety to the immediately subsequent Election Period. A pay period that overlaps Election Periods will be credited in its entirety to the Election Period in which it is paid. Alternative contributions will be made in accordance with the procedure established by the Company.

(b) Application of Withholding Rules . Payroll deductions or alternative contributions shall be retained by the Employer or other party, designated by the Company or the Employer as the case may be, until applied to the purchase of Shares as described in Paragraph 9 hereof and the satisfaction of any related withholding obligations (including any employment tax obligations) under the applicable Local Law.

At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer’s tax withholding obligations (including any employment tax obligations), if any, which arise in any applicable jurisdiction upon the purchase or disposition of the Shares. Subject to the applicable Local Law, and the Holding Period, if any, the Employer may instruct the Administrator to dispose or sell such number of Shares (credited to the Participant’s Plan Account) to raise the amount necessary, or may withhold from each Participant’s Compensation the amount necessary, to enable the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all taxes required to be withheld in any applicable jurisdiction from his or her Compensation as well as the Participant’s portion of applicable social security, social insurance, or similar such taxes, with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant’s Compensation after the purchase or disposition of Shares in order to comply with the applicable tax laws in any jurisdiction, and each Participant agrees to sign any and all appropriate documents to facilitate such withholding.

9. Purchasing, Transferring Shares

(a) Maintenance of Plan Account . Upon the exercise of a Participant’s initial right to purchase Shares under the Plan, the Administrator shall establish a Plan Account in the name of such Participant. At the close of each Purchase Period, the aggregate amount deducted during such Purchase Period by the Employer from a Participant’s Compensation by way of payroll deduction or alternative contributions made to the Plan by the Participant (and credited to an account maintained by the Employer or other party) and interest, if any, payable under the applicable Local Law will be communicated by the Employer to the Administrator. The Company shall convert the said payroll deductions or alternative contributions into US dollars in accordance with the process and at the rate established by the Company. The Administrator shall thereupon credit to the Participant’s Plan Account such US dollars. As of the last day of each Purchase Period, or as soon thereafter as is administratively practicable, each Participant’s right to purchase Shares will be exercised automatically for him or her by the Administrator with respect to those amounts reported to the Administrator by the Company as credited to that Participant’s Plan Account. On the date of exercise, the amount then credited to the Participant’s Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be credited to the Participant’s Plan Account by the Administrator the number of whole Shares which results.

The Administrator shall hold in its name, or in the name of its nominee, all Shares so purchased by Participants under the Plan. Participation in the Plan, purchase, ownership and sale of Shares under the Plan, is subject to risk of fluctuation in Shares’ price and currency exchange.

(c) Insufficient Funds for Whole Shares . In the event that the amount credited to Participant’s Plan Account is not exactly equal to the Purchase Price for a whole number of Shares, then any excess amount may be refunded to the Participant without interest or where required by the applicable Local Law with interest, or may be used to purchase Shares in the subsequent Purchase Periods, as determined by the Committee.

(d) Insufficient Number of Available Shares . In the event the number of Shares covered by rights which are exercised for any Purchase Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be allocated by the Administrator among the Participants in proportion to the amount then credited to each Participant’s Plan Account over the total amount then credited to all Participant’s Plan Accounts. Any excess amounts withheld and credited to Participants’ Plan Accounts then shall be returned to the Participants as soon as is administratively practicable without interest or with interest where required by the applicable Local Law.

(e) Handling Excess Shares . In the event that the number of Shares which would be credited to any Participant’s Plan Account in any Purchase Period exceeds the limit specified in Paragraph 2(l)(iii) hereof, such Participant’s Plan Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable without interest or with interest where required by the applicable Local Law or used to purchase Shares in the subsequent Purchase Periods, as determined by the Committee.

10. Dividends and Other Distributions

(a) Subject to the applicable Local Law, cash dividends and other cash distributions and stock dividend or other non-cash distributions received by the Administrator on Shares held in custody hereunder will be credited to the Plan Account of an individual Participant in accordance with such Participant’s interest in the Shares with respect to which such dividends or distributions are paid.

(b) Cash dividends or cash distributions will be paid in cash to the Participant as soon as administratively possible, after receipt thereof by the Administrator.

(c) Stock dividend and other non-cash distribution of property will be subject to the similar Holding Period, if any applicable to the Shares with respect to which the same is declared.

(d) Tax Responsibilities. The Administrator shall report to each Participant (or Eligible Employee with a Plan Account) the amount of dividends credited to his or her Plan Account. Subjecting the stock dividend or other non-cash distributions to the Holding Period requirement will not relieve a Participant (or Eligible Employee with Plan Account) of any income or other tax that may be due on or with respect to such dividend or other non-cash distribution of property.

11. Voting of Shares

A Participant shall have no interest or voting rights in the Shares until such time as the Shares are credited to the Participant’s Plan Account. Shares held for a Participant (or Eligible Employee) in his or her Plan Account will be voted in accordance with the Participant’s (or the Eligible Employee’s) express direction. In the absence of any such directions such Shares will not be voted.

12. In-Service Distribution or Sale of Shares

(a) Sale of Shares . Subject to the provisions of Paragraph 20 hereof, a Participant may at any time after the end of the Holding Period, if any, and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

(b) In-Service Share Distributions . A Participant may after the end of the Holding Period, if any, and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her as described in Paragraph 9(a) above. All such requests must be submitted to the Administrator in accordance with the Administrator’s procedures. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued.

13. Cessation of Active Participation

A Participant may during the Enrollment Period, by giving notice to the Company, in the manner established by the Committee, revoke his or her authorization for payroll deduction or alternative contribution for the Election Period to which such Enrollment Period relates. Unless otherwise required by the applicable Local Law, a Participant may not terminate his or participation by revoking his or her authorization for payroll deduction or alternative contribution or not contributing his or her alternative contributions for the Election Period after such Election Period has commenced. If a Participant terminates his or her participation in the Plan during an Election Period, such termination shall be effective for the next Election Period, and only if such change is made by the Participant by giving notice to the Company in the manner established by the Committee.

14. Termination of Employment or Cessation on Eligible Employee

In the event that a Participant ceases to be employed by the Company or a Designated Subsidiary for any reason, including death, disability, retirement or voluntary or involuntary termination, or ceases to be an Eligible Employee, then the Participant’s rights under the Plan shall terminate. Except as provided in Paragraph 15, below, the Company shall as soon as administratively possible, refund to the Participant without interest or where required by the applicable Local Law with interest the payroll deductions or alternative contributions made by the Participant during the Purchase Period in which such termination of employment or cessation of eligibility occurs, unless such payroll deductions or alternative contributions have already been used to purchase Shares in respect of that Purchase Period.

15. Assignment

The payroll deductions, or alternative contributions or interest where payable under the applicable Local Law credited to a Participant’s Plan Account, or any rights to purchase Shares under the Plan may not be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan. A Participant’s right to purchase Shares under this Plan may be exercisable during the Participant’s lifetime only by the Participant. A Participant’s Plan Account shall be payable to the Participant’s estate upon his or her death in accordance with the applicable law of death and descent and distribution.

16. Adjustment of and Changes in Shares

If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares with respect to which a purchase right has been or may be granted under the Plan, or shall declare thereon any stock split or dividend payable in Shares, or shall alter the capital structure of the Shares or the Company in any similar manner, then the number and class of Shares held in the Plan and which may thereafter be subject to the Share purchase right granted under the Plan (in the aggregate and to any Participant) shall be adjusted accordingly, and in the case of each right outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such right and the Purchase Price shall be adjusted accordingly, as necessary to preserve the rights of the holder(s) of such Shares and right(s).

17. Amendment or Termination of the Plan

The Committee shall have the right, at any time, to amend, modify or terminate the Plan without notice; provided, however, that no Participant’s existing rights shall be adversely affected by any such amendment, modification or termination, except to comply with the applicable Local Law, stock exchange rules or accounting rules.

Notwithstanding the foregoing, the Committee shall have the right to terminate the Plan with respect to all future payroll deductions or alternative contributions and related purchases at any time.

Such termination of the Plan shall also terminate any current Election Period and any associated Purchase Period in accordance with Paragraph 4 of the Plan.

18. Designation of Subsidiaries

Subsidiaries may be added as Designated Subsidiaries by the Committee in its sole discretion from time to time.

19. Administration

(a) Administration . The Plan shall be administered by the Committee. The Committee shall be responsible for the administration of all matters under the Plan which have not been delegated to the Administrator. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee. The Committee specifically is authorized to adopt rules, procedures and subplans, regarding, without limitation, handling of payroll deductions, making of alternative contributions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, and withholding procedures which may vary according to Local Law.

(b) Specific Responsibilities . The Committee’s responsibilities shall include, but shall not be limited to:

(i) interpreting the Plan (including issues relating to the definition and application of “Compensation”);

(ii) identifying and compiling a list of persons who are Eligible Employees for an Election Period;

(iii) identifying those Eligible Employees not entitled to be granted rights or other rights for an Election Period on account of the limitations described in Paragraph 2(l)(iii) hereof; and

(iv) providing to Participants upon request Company financial statements and other information which is publicly available.

Interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Committee or the Board shall be final and conclusive. The Committee may assign or delegate any of the tasks set forth in this paragraph to one or more persons, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law.

20. Securities Law and Other Restrictions

Notwithstanding any provision of the Plan to the contrary, no payroll deductions or alternative contributions shall take place and no Shares may be purchased or sold under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act and any other required action has been taken under any other applicable Local Law of the jurisdiction in which the Employer of the Employee is located or the Employee is employed or resides. Prior to the effectiveness of such registration statement, Shares subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act and pursuant to any other action that is required under any applicable Local Law.

21. No Independent Employees’ Rights

Nothing in the Plan shall be construed to be a contract of employment between an Employer or its parent or any Subsidiary and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent the Employer, the Company or any Subsidiary from terminating any Employee’s employment at any time, in accordance with the applicable Local Law. Nothing in this Plan shall be construed as conferring any rights of a shareholder in any Employee or any other person until the Shares are credited to the Plan Account.

22. Applicable Law

The Plan shall be construed, administered and governed in all respects under the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) the Plan shall be exclusively in the courts in Dallas County, Texas, including the Federal Courts located therein (should Federal jurisdiction exist).

23. Merger or Consolidation

Each outstanding purchase right will automatically be exercised immediately prior to the effective date of any Corporate Transaction (as defined below), by applying the accumulated payroll deductions or alternative contributions and interest where payable under the applicable Local Law, of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole Shares at the Purchase Price for such Purchase Period by treating the day immediately prior to the effective date of any Corporate Transaction as the last Trading Day of the Purchase Period, unless the Committee determines, in the exercise of its sole discretion, to establish an earlier date as the last Trading Day of the Purchase Period, or to provide that purchase rights shall be assumed by a successor entity that is a party to the Corporate Transaction or terminate the Plan as of the end of the Purchase Period immediately preceding the effective date of the Corporate Transaction and promptly refund to Participants all payroll deductions or alternative contributions and interest where payable under the applicable Local Law accumulated through such effective date. The applicable limitation on the number of whole Shares purchasable per Participant will continue to apply to any purchase made hereunder. With respect to Shares acquired prior to or in connection with a Corporate Transaction, each Participant will thereafter be entitled to receive as soon as practicable following the effective date of such Corporate Transaction the securities or property which a holder of Shares of the Company was entitled to receive in connection with such Corporate Transaction. For purposes of this Paragraph 23, “Corporate Transaction” shall mean a transaction by which the Company is acquired by merger or sale of all or substantially all of the Company’s assets or outstanding voting stock.

Date of Shareholder Approval: January 19, 2017